UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

NUKKLEUS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.

Jersey City, New Jersey 07310

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $92.00 per share	NUKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE:

This Form 8-K/A Current Report is being filed to amend and restate the Form 8-K filed January 8, 2025 to correct the Item it was filed under to properly provide that the Form 8-K Current Report is being filed under "Item 8.01 Other Events" as opposed to "Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review". Futher, as discussed below, the Company has not concluded that the Company's previously issued unaudited condensed financial statements cannot be relied upon.

Item 8.01 Other Events

During the preparation of the financial statements for the year ended September 30, 2024, management of Nukklues Inc. (the “Company’) discovered that significant costs paid or payable to SPAC-related advisors were charged to expenses in the quarter ended December 31, 2023 and the quarter ended March 31, 2024 (the “Prior Quarterly Filings”) were reflected on the Company’s Statement of Operations. Upon filing Form 10-K NT, the Company believed these costs may be eligible for capitalization resulting in the reduction of the Company’s Additional Paid-in Capital. Upon further review and discussion with the Audit Committee and the Company’s auditors, management of the Company determined the costs were not eligible for capitalization and, therefore, the costs were initially accounted for properly.

The Audit Committee, along with management, discussed with GreenGrowth CPAs, its independent registered public accounting firm, the matters disclosed in this filing pursuant to this Item 8.01 Other Events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: January 8, 2025	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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